As filed with the Securities and Exchange Commission on  March 14, 2007

Registration No. 333-

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORDING CANADIAN COAL TRUST

(Exact name of registrant as specified in its charter)

Alberta	1221	98-0393766
(Province or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 1000, 205 – 9th Avenue SE
Calgary, Alberta
Canada T2G 0R3
(403) 260-9800

(Address and telephone number of registrant’s principal executive office)

CT Corporation System

111 Eighth Avenue

New York, NY  10011
(212) 590-9330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Kevin D. Cramer
Osler, Hoskin & Harcourt LLP

1221 Avenue of the Americas, 26th Floor
New York, New York  10020
(212) 907-0537

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee
Units, no par value (2)	10,000,000 units	$21.95	$219,500,000	$6,738.65

(1)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant’s units on the New York Stock Exchange on March 7, 2007.

(2)

Includes rights to purchase additional units pursuant to the Registrant’s Unitholder Rights Plan Agreement dated as of February 28, 2003. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the units registered hereby.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

PROSPECTUS

10,000,000 Units

Fording Canadian Coal Trust

Premium DistributionTM and Distribution Reinvestment Plan

This prospectus covers 10,000,000 units of Fording Canadian Coal Trust issuable under our Premium Distribution TM and Distribution Reinvestment Plan, which provides holders of our units with a simple and convenient method of investing cash distributions declared on our units in additional units of Fording.

Under the plan, eligible holders of our units may opt to have any cash distributions that are declared on their units (net of any applicable withholding taxes that would otherwise apply to the cash distributions) applied towards the purchase of new units at a 5% discount to the average market price of the units on the applicable distribution payment date.  The average market price in respect of a particular distribution payment date, refers to the arithmetic average (calculated by us to four decimal places) of the daily volume weighted average trading prices of units on the Toronto Stock Exchange for the trading days on which at least one board lot of units is traded during the corresponding period beginning on the later of the 21st business day preceding the distribution payment date and second business day following the record date applicable to that distribution payment date, and ending on the second business day preceding the distribution payment date (the "Pricing Period").  The average market price is subject to such adjustments as we may, in our sole discretion, determine to be appropriate to account for (i) certain trading reversals, adjustments, corrections and similar changes with respect to trades of units during the corresponding Pricing Period, (ii) a change in the aggregate number of units outstanding into a greater or lesser number of units, (iii) a reclassification of the units, or (iv) a merger, reorganization or other transaction affecting the units.  Participation in the plan is subject to certain eligibility restrictions, prorating and other limitations on availability of new units in certain events.

 Our units are traded on the New York Stock Exchange under the symbol “FDG” and the Toronto Stock Exchange under the symbol "FDG.UN". On March 13, 2007, the closing price for our units on the New York Stock Exchange was US$22.62 and the closing price for our units on the Toronto Stock Exchange was Cdn$26.41.

We presently pay quarterly distributions on our units.  We pay cash distributions in accordance with our distribution policy.  Our distribution policy is periodically reviewed by our trustees.  Unitholders who do not participate in the plan will continue to receive cash distributions, as declared, in the usual manner.  Participation in the plan is entirely voluntary.

We cannot estimate the anticipated proceeds from the issuance of units under the plan, which will depend upon the market price of our units, the extent of unitholder participation in the plan and other factors.

TM denotes trademark of Canaccord Capital Corporation

Investing in our units involves risks. See "Special Note Regarding Forward-Looking Statements" on page 3 of this prospectus. See also "Risk Factors" in our Annual Report on Form 40-F filed March 8, 2007 with the Securities and Exchange Commission for a discussion of certain factors relevant to an investment in our units.

Unless specifically noted otherwise in this prospectus, all references to “we,” “us,” “our,” “Fording” or “the Trust” refer to Fording Canadian Coal Trust and its subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 14, 2007.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION

2

DOCUMENTS INCORPORATED BY REFERENCE

2

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

3

FORDING CANADIAN COAL TRUST

4

USE OF PROCEEDS

4

PREMIUM DISTRIBUTION AND DISTRIBUTION REINVESTMENT PLAN

4

DESCRIPTION OF UNITS

18

INDEMNIFICATION

19

LEGAL MATTERS

19

EXPERTS

19

WHERE YOU CAN FIND MORE INFORMATION

We file annual and current reports and other information with the Securities and Exchange Commission (the “SEC”).  You may read and copy any of these reports or other information at the SEC’s public reference room at 100 F Street, N.E., Washington D.C.  20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Fording Canadian Coal Trust.   You can also inspect our reports and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York  10005.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC to register the securities offered under the plan.  As allowed by SEC rules, this prospectus does not contain all information you can find in the registration statement or the exhibits to the registration statement.  The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  These incorporated documents contain important information about us and our financial condition.

The following documents filed with the SEC are specifically incorporated by reference into this prospectus:

1.

Our Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed March 8, 2007;

2.

Our Report of Foreign Private Issuer on Form 6-K, filed on March 8, 2007; and

3.

Our Report of Foreign Private Issuer on Form 6-K, filed February 28, 2003.

In addition, all annual report filings made by us with the SEC on Form 40-F and any report we furnish to the SEC on Form 6-K which states such report is incorporated by reference into this prospectus subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing or furnishing, as the case may be, of such documents.  Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other later filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner of units, to whom this prospectus  is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, except for the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents.  You may request a copy of any of these filings, at no cost, by writing or calling us at: Investor Relations, Fording Canadian Coal Trust, Suite 1000, 205 – 9th Avenue SE, Calgary, Alberta, T2G 0R3, telephone number: (403) 260-9800.

You should only rely on the information contained in or incorporated by reference into this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES

We are a trust existing under the laws of the Province of Alberta, Canada and our principal offices are located in Calgary, Alberta. The majority of our assets are located outside of the United States and all of our trustees and officers, as well as some of the experts named in this prospectus, are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon us or those trustees, officers and experts who are not residents of the United States or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. We have appointed CT Corporation System, 111 – Eighth Avenue, New York, New York 10011, as our agent in the United States upon which service of process against us may be made in any action based on this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 relating, but not limited to, our expectations, intentions, plans and beliefs.  Forward-looking statements can often be identified by forward-looking words such as “anticipate”, “believe”, “expect”, “goal”, “plan”, “intend”, “estimate”, “may”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance.

  Unitholders and prospective investors are cautioned not to place undue reliance on forward-looking statements.  By its nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate.  For a further discussion of the assumptions, risks and uncertainties relating to the forward-looking statements contained or incorporated by reference in this prospectus, please refer to the section entitled “Risk Factors” in our Annual Report on Form 40-F for the fiscal year ended December 31, 2006.

The forward-looking statements contained or incorporated by reference in this prospectus are based, in part, upon certain assumptions made by us about risks, including, but not limited to, the following:  no material disruption in production; no material variation in anticipated coal sales volumes, coal prices or cost of product sold; no material variation in the forecasted yields, strip ratios, haul distances and productivity for each mine in which we have an interest; no material increases in the global supply of hard coking coal other than what is currently projected by management; significant quantities of weaker coking coals will not be substituted for hard coking coal; continued strength in global steel markets; no material disruption in construction or operations at mine sites; no variation in availability or allocation of haul truck tires to Elk Valley Coal until late 2008; an absence of labour disputes in the forecast period; no material increase in the cost of labour; no material variations in markets and pricing of metallurgical coal other than anticipated variations; no material variation in anticipated mining, energy or transportation costs; continued availability of and no material disruption in rail service and port facilities; no material delays in the current timing for completion of ongoing projects; financing will be available on terms favourable to us and Elk Valley Coal; no material variation in the operations of Elk Valley Coal customers which could impact coal purchases; no material variation in historical coal purchasing practises of customers; coal sales contracts will be entered into with new customers; existing inventories will not result in decreased sales volumes; parties will execute and deliver contracts currently under negotiation; and no material variations in the current tax regulatory environment. Our actual results could differ materially from those anticipated in forward-looking statements as a result of adverse changes to these assumptions and risks.

We caution that the list of risks and assumptions set forth or referred to above is not exhaustive.  Some of the risks, uncertainties and other factors which negatively affect the reliability of forward-looking statements are discussed in our public filings with the Canadian and United States securities regulatory authorities, including our most recent management information circular, annual information form, quarterly reports, material change reports and news releases.  Our public filings are available on our website at www.fording.ca.  Copies of our Canadian public filings are available on SEDAR at www.sedar.com.  Our public filings in the United States, including our most recent annual report on Form 40-F, as supplemented by our filings on Form 6-K, are available at www.sec.gov.  We further caution that information contained on, or accessible through, these websites is current only as of the date of such information and may be superseded by subsequent events or filings.  We undertake no obligation to update publicly or otherwise revise any information, including any forward-looking information, whether as a result of new information, future events or other such factors that affect this information except as required by law.

FORDING CANADIAN COAL TRUST

Fording Canadian Coal Trust is an open-ended mutual fund trust. Through investments in metallurgical coal and industrial minerals mining and processing operations, we make quarterly cash distributions to unitholders. The Trust, through its subsidiaries, holds a 60% interest in the Elk Valley Coal Partnership and is a leading producer of the industrial mineral wollastonite. Elk Valley Coal Partnership, comprised of Canada's senior metallurgical coal mining properties, is the world's second largest exporter of metallurgical coal, supplying high-quality coal products to the international steel industry. Our units are traded on the Toronto Stock Exchange under the stock symbol FDG.UN and on the New York Stock Exchange under the stock symbol FDG. Our principal executive offices are located at Suite 1000, 205-9th Avenue SE, Calgary, Alberta, T2G 0R3 and our telephone number is (403) 260-9800.

USE OF PROCEEDS

We intend to use the net proceeds from the sale by us of the newly issued units under the plan for general corporate purposes.  We cannot estimate either the number of units that may be sold under the plan or the prices at which such units may be sold to plan participants. The amount of proceeds that we will receive will depend on the number of participants in the plan.

PREMIUM DISTRIBUTION AND DISTRIBUTION REINVESTMENT PLAN

Introduction

This Premium Distribution™ and Distribution Reinvestment Plan (the “Plan”) provides eligible holders (“Unitholders”) of trust units (“Units”) of Fording Canadian Coal Trust (the “Trust”) with the opportunity to reinvest the cash distributions payable by the Trust on their Units (net of any applicable withholding taxes that would otherwise apply to cash distributions payable by the Trust) (“Distributions”) towards the purchase of new Units at a 5% discount to the Average Market Price (as defined below) on the applicable Distribution payment date (the “distribution reinvestment component” of the Plan) or to exchange such Units for a cash payment equal to 102% of such Distributions on that date (the “premium distribution™ component” of the Plan).  Each component of the Plan is subject to eligibility restrictions, any withholding taxes that would otherwise apply to cash distributions payable by the Trust, prorating as provided herein, and other limitations on availability of new Units in certain events.

Definitions

In this Plan:

“Average Market Price”, in respect of a particular Distribution payment date, refers to the arithmetic average (calculated by the Trust to four decimal places) of the daily volume weighted average trading prices of Units on the Toronto Stock Exchange for the trading days on which at least one board lot of Units is traded on the Toronto Stock Exchange during the corresponding Pricing Period, subject to such adjustments as the Trust may, in its sole discretion, determine to be appropriate to account for (i) certain trading reversals, adjustments, corrections and similar changes with respect to trades of Units during the corresponding Pricing Period, (ii) a change in the aggregate number of Units outstanding into a greater or lesser number of Units, (iii) a reclassification of the Units, or (iv) a merger, reorganization or other transaction affecting the Units.

“business day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

“CDS” refers to CDS Clearing and Depository Services Inc., which acts as a nominee for certain Canadian brokers, investment dealers, financial institutions and other nominees, or its nominee, as applicable.

“CDS Participants” refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the CDS depository service who hold Units registered in the name of CDS on behalf of beneficial owners of Units, and who are acting on behalf of such beneficial owners hereunder.

“DRIP Eligible Unitholders” refers to Unitholders who are not disqualified from participating in the Plan pursuant to the provisions hereof, and are either: (i) resident in Canada; (ii) U.S. Persons that are not resident in a jurisdiction other than Canada or the United States; or (iii) resident in a jurisdiction other than Canada or the United States and have provided to the Trust, in form and from counsel of recognized standing acceptable to the Trust, an opinion to the effect that the Unitholder's participation in the distribution reinvestment component of the Plan will not require the filing of a prospectus, registration statement or similar document in that jurisdiction or otherwise impose any obligations on the Trust or the Plan Agent pursuant to the laws of that jurisdiction.

“DTC” means The Depository Trust Company, which acts as nominee for certain United States brokers, investment dealers, financial institutions and other nominees, or its nominee, as applicable.

“DTC Participants” refers to brokers, investment dealers, financial institutions or other nominees in their capacity as participants in the DTC depository service who hold Units registered in the name of DTC on behalf of beneficial owners of Units who are acting on behalf of such beneficial owners hereunder.

“Nominees” refers to brokers, investment dealers, financial institutions or other nominees (other than CDS or DTC) who hold Units registered in their own names on behalf of beneficial owners of Units and who are acting on behalf of such beneficial owners hereunder.

“Participants” refers to registered holders of Units who, on the applicable record date for a Distribution, are DRIP Eligible Unitholders or Premium Eligible Unitholders, as applicable, and are enrolled in the Plan; provided, however, that CDS, DTC and Nominees, as the case may be, shall be Participants only (i) to the extent that CDS, DTC or the Nominees, respectively, have enrolled in the distribution reinvestment component of the Plan on behalf of beneficial owners of Units who are DRIP Eligible Unitholders, or (ii) to the extent that CDS or the Nominees, respectively, have enrolled in the premium distributionTM component of the Plan on behalf of Premium Eligible Unitholders, as applicable.

“Premium Eligible Unitholders” refers to Unitholders who are neither U.S. Persons nor otherwise disqualified from participating in the Plan pursuant to the provisions hereof, and are either: (i) resident in Canada; or (ii) resident in a jurisdiction other than Canada and have provided to the Trust, in form and from counsel of recognized standing acceptable to the Trust, an opinion to the effect that the Unitholder's participation in the premium distribution™ component of the Plan will not require the filing of a prospectus, registration statement or similar document in that jurisdiction or otherwise impose any obligations on the Trust, the Plan Agent or the Plan Broker pursuant to the laws of that jurisdiction; provided, however, that neither DTC nor any Unitholder who holds his or her Units through DTC will be eligible to participate in the premium distributionTM component of the Plan.

“Premium Distribution™” refers to a cash amount equal to 102% of a Distribution or, as the context may require, 102% of the aggregate Distributions, payable by the Trust on a particular Distribution payment date to Premium Eligible Unitholders who have elected to participate in the premium distribution™ component of the Plan, subject to proration in certain events as described herein.

“Pricing Period”, in respect of a particular Distribution payment date, refers to the period beginning on the later of the 21st business day preceding the Distribution payment date and the second business day following the record date applicable to that Distribution payment date, and ending on the second business day preceding the Distribution payment date.

“U.S. Person” refers to a person that that is a “U.S. person” as that term is defined in Regulation S made by the United States Securities Exchange Commission under the United States Securities Act of 1933, as amended, which term includes: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; and (viii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States.

Advantages

The Plan offers eligible Unitholders the opportunity to reinvest Distributions paid on their Units towards the purchase of new Units at a 5% discount to the Average Market Price on the applicable Distribution payment date.  Under the distribution reinvestment component of the Plan, the new Units purchased are held under the Plan for the account of participating DRIP Eligible Unitholders.  Under the premium distribution™ component of the Plan, the new Units purchased are exchanged for a cash payment equal to 102% of the reinvested Distributions on the applicable Distribution payment date, which is paid to participating Premium Eligible Unitholders.

New Units issued pursuant to the Plan will be purchased directly from the Trust by the Plan Agent (as defined below) on behalf of the Participants.  Accordingly, no commissions, service charges or brokerage fees are payable by Participants in connection with the purchase of new Units from treasury under the Plan.  Beneficial owners of Units who wish to participate in the Plan should consult their broker, investment dealer, financial institution or other nominee who holds their Units to enquire as to what fees (if any) their broker, investment dealer, financial institution or other nominee may charge to enrol or participate in the Plan on their behalf.

Full investment of funds is possible because the Plan permits fractions of Units (to six decimal places) as well as whole Units to be credited to Participants’ accounts.

Distributions in respect of Units that are held under the Plan by the Plan Agent for the account of a Participant are, subject to proration as provided herein and the Participant's continuing eligibility to participate in the Plan, automatically reinvested in new Units in accordance with the Plan and the current election of that Participant as between the distribution reinvestment component and the premium distribution™ component of the Plan.  New Units purchased under the distribution reinvestment component of the Plan by a CDS Participant or a DTC Participant on behalf of beneficial owners that are DRIP Eligible Unitholders will not be held under the Plan by the Plan Agent but will instead be credited to the accounts of such CDS Participant and DTC Participant (and the underlying eligible beneficial owners of Units) through CDS and DTC, respectively.

Administration

Computershare Trust Company of Canada currently acts as plan agent (the “Plan Agent”) under the Plan for and on behalf of Participants.  If Computershare Trust Company of Canada ceases to act as Plan Agent for any reason, another qualified trust company will be designated by the Trust to act as Plan Agent and Participants will be promptly notified of the change.

All funds received by the Plan Agent under the Plan (which consist of Distributions received from the Trust) will be applied to the purchase of new Units directly from the Trust on behalf of Participants.  In no event will interest be paid to Participants on any funds held for reinvestment under the Plan.

Restrictions on Eligibility

Distribution Reinvestment Component.  Only those Unitholders who meet the conditions necessary to qualify as DRIP Eligible Unitholders (as defined above) may participate in the distribution reinvestment component of the Plan.

Premium Distribution™ Component.  Only those Unitholders who meet the conditions necessary to qualify as Premium Eligible Unitholders (as defined above) may participate in the premium distribution™ component of the Plan.  For greater certainty, neither DTC nor beneficial owners of Units who hold their Units through DTC are eligible to participate in the premium distributionTM component of the Plan.

In addition, the Trust and the Plan Agent reserve the right to deny participation in the Plan to, or cancel the participation of, any person or agent of any person who appears to be, or who the Trust or the Plan Agent has reason to believe is, subject to the laws of any jurisdiction which do not permit participation in the Plan in the manner sought by such person, or whose participation in the Plan is suspected to be part of a scheme to avoid applicable legal requirements or otherwise engage in unlawful behaviour.

The Trust further reserves the right to determine, from time to time, a minimum number of Units that a Unitholder must hold in order to be eligible for, or continue to be enrolled in, the Plan.  The Trust and the Plan Agent may also refuse participation to, or cancel the participation of, any person who, in their opinion, is participating in the Plan primarily with a view to arbitrage trading.

Distribution Reinvestment Component

Under the distribution reinvestment component of the Plan, the Trust will pay to the Plan Agent, on each Distribution payment date, all Distributions in respect of all Units registered in the name of Participants enrolled in the distribution reinvestment component of the Plan, as well as all Units held under the Plan by the Plan Agent for the account of such Participants.  Such Distributions will be applied by the Plan Agent, on behalf of such Participants, towards the purchase from treasury, on the applicable Distribution payment date, of that number of new Units equal to the aggregate amount of such Distributions divided by 95% of the Average Market Price in respect of that Distribution payment date.  These new Units (including fractions of Units computed to six decimal places) will be credited to the applicable Participants’ accounts.

Premium Distribution™ Component

Under the premium distribution™ component of the Plan, the Trust will pay to the Plan Agent, on each Distribution payment date, all Distributions in respect of all Units registered in the name of Participants enrolled in the premium distribution™ component of the Plan.  Such Distributions will be applied by the Plan Agent, on behalf of such Participants, towards the purchase from treasury, on the applicable Distribution payment date, of that number of new Units equal to the aggregate amount of such Distributions divided by 95% of the Average Market Price in respect of that Distribution payment date.

In connection with the premium distribution™ component of the Plan, the Plan Agent (on behalf of Participants enrolled in the premium distribution™ component of the Plan) will pre-sell, through a qualified investment dealer designated by the Plan Agent (the “Plan Broker”), in one or more transactions on the Toronto Stock Exchange, that number of Units to be purchased on the applicable Distribution payment date with the reinvested Distributions of Participants enrolled in the premium distribution™ component of the Plan.  The Plan Agent will receive from the Plan Broker, on the applicable Distribution payment date and for the account of such Participants (but subject to proration as described herein), the

Premium Distribution™ in an amount equal to 102% of the reinvested Distributions that such Participants would have otherwise been entitled to receive on that Distribution payment date.

Units issued to the Plan Agent on behalf of Participants under the premium distribution™ component of the Plan will not be credited to such Participants’ accounts under the Plan but will instead be delivered to the Plan Broker in exchange for the Premium Distribution™ on the applicable Distribution payment date.  At the time such Units are delivered to the Plan Broker, each beneficial owner of such Units will be deemed to represent and warrant to the Trust, the Plan Agent and the Plan Broker (i) that it holds good and marketable title to such Units, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others, (ii) that such Units are not subject to any resale restrictions, and (iii) that it is a Premium Eligible Unitholder.

Participants entitled to receive the Premium Distribution™ will be mailed a cheque by the Plan Agent for the amount of their applicable Premium Distribution™ on or about the applicable Distribution payment date.  Such cheques will be made payable to the registered holder of the Units in respect of which the Premium Distribution™ is made.  As a result, beneficial owners of Units that are registered in the name of CDS, DTC or a Nominee and who are Premium Eligible Unitholders will receive the Premium Distribution™ through the accounts of the applicable CDS Participant, DTC Participant or Nominee, respectively.

The Trust and the Plan Agent have a commitment from the Plan Broker to pay the Premium Distribution™ to the Plan Agent on the applicable Distribution payment date.  Although the Trust and the Plan Agent will, if necessary, make claims on this commitment, neither the Trust nor the Plan Agent has any liability to Participants or to beneficial owners of Units for any failure of the Plan Broker to fulfil its obligations under the premium distribution™ component of the Plan.  If the Plan Broker for any reason defaults on its obligation to deliver to the Plan Agent funds sufficient to satisfy the full amount of the Premium Distribution™, then Participants who elected to receive the Premium Distribution™ will receive their regular cash Distributions from the Trust in respect of those Units in respect of which the Premium Distribution™ is not paid.

Enrollment

A DRIP Eligible Unitholder (other than CDS or DTC) may enrol in the distribution reinvestment component of the Plan, and a Premium Eligible Unitholder (other than CDS or DTC) may enrol in the premium distribution™ component of the Plan, by completing and delivering to the Plan Agent a duly completed and signed Enrollment Form in the form provided by the Trust for this purpose.

Registered Unitholders may obtain an Enrollment Form by contacting the Plan Agent toll-free at 1-800-340-4905 or by following the instructions provided on the Trust's website at www.fording.ca.

Any registered Unitholder who wishes to enrol in either the distribution reinvestment component or the premium distribution™ component of the Plan with respect to only a portion of the Units they hold should contact the Plan Agent to discuss available options, if any, for doing so.  Any beneficial owner of Units who wishes to do the same should contact the broker, investment dealer, financial institution or other nominee who holds their Units to provide appropriate instructions.

Each of CDS and DTC will provide separate instructions to the Plan Agent regarding the extent of its participation in the distribution reinvestment component and (in the case of CDS only) the premium distribution™ component of the Plan on behalf of eligible beneficial owners of Units.

The Enrollment Form or instructions from CDS or DTC, as applicable, will direct (or be deemed to direct, as applicable) the Trust to forward to the Plan Agent all Distributions in respect of Units registered in the name of the Participant that are participating in the Plan and will direct (or be deemed to direct, as applicable) the Plan Agent to reinvest such Distributions, together with Distributions in respect of Units held by the Plan Agent for the Participant’s account under the Plan, in new Units in accordance with the Plan.  Where a Participant who is, or is properly participating on behalf of, a Premium Eligible Unitholder elects to participate in the premium distribution™ component of the Plan, the Enrollment Form or instructions from CDS will further direct (or be deemed to direct, as applicable) the Plan Agent to deliver all such new Units to the Plan Broker in exchange for the Premium Distribution™.

An Enrollment Form must be received by the Plan Agent no later than 5:00 p.m. (Toronto time) on the fifth (5th) business day immediately preceding a Distribution record date in order to take effect on the Distribution payment date to which such record date relates.  If an Enrollment Form is received by the Plan Agent from a registered holder of Units after that time, the Enrollment Form will not take effect on such Distribution payment date and will only take effect on the next following and subsequent Distribution payment dates.  Instructions from CDS or DTC must be received by the Plan Agent by such deadline as may be agreed from time to time between CDS or DTC, as applicable, and the Plan Agent.

Eligible beneficial owners of Units registered in the name of CDS, DTC or a Nominee may not directly enrol in the Plan in respect of those Units, but must instead either (i) transfer the Units into their own name and then, subject to eligibility requirements, enrol in the desired component of the Plan directly, or (ii) make appropriate arrangements with the broker, investment dealer, financial institution or other nominee who holds their Units to enrol in the Plan on their behalf, either as a Nominee that delivers a completed Enrollment Form or, if applicable, as a CDS Participant or a DTC Participant through instructions from CDS or DTC, respectively.

Please note that DTC Participants are not able to enrol through DTC in the premium distribution™ component of the Plan on behalf of beneficial owners of Units that are Premium Eligible Unitholders.  DTC Participants are, however, able to enrol through DTC in the distribution reinvestment component of the Plan on behalf of beneficial owners of Units that are DRIP Eligible Unitholders.

Premium Eligible Participants who hold their Units through a DTC Participant and wish to enrol in the premium distribution™ component of the Plan should speak with the broker, investment dealer, financial institution or other nominee who holds their Units about their available options, but to do so may find that they have to transfer their Units into their own name or to a different Nominee.

Where a beneficial owner of Units that is a DRIP Eligible Unitholder or a Premium Eligible Unitholder, as applicable, wishes to enrol in the Plan through a CDS Participant or a DTC Participant in respect of Units registered through CDS or DTC, appropriate instructions must be received by CDS or DTC, as applicable, from the CDS Participant or DTC Participant not later than such deadline as may be established by CDS or DTC from time to time, in order for the instructions to take effect on the Distribution payment date to which that record date relates.  Instructions received by CDS or DTC after their internal deadline will not take effect until the next following Distribution payment date.  CDS Participants and DTC Participants holding Units on behalf of eligible beneficial owners of Units registered through CDS or DTC must arrange for CDS or DTC, as applicable, to enrol in the Plan on behalf of such beneficial owners in respect of each Distribution payment date.

Eligible beneficial owners of Units should contact the broker, investment dealer, financial institution or other nominee who holds their Units to provide instructions regarding their participation in the Plan and to inquire about any applicable deadlines that the nominee may impose or be subject to.

Once a Participant (other than CDS or DTC) has enrolled in either the distribution reinvestment component or the premium distribution™ component of the Plan, participation in the manner elected by the Participant continues automatically until the Plan is terminated by the Trust, until such participation in the Plan is terminated by the Participant or the Trust, upon receipt by the Plan Agent of notice of the Participant's death, or until the Participant changes its election as between the distribution reinvestment component and the premium distribution™ component.  See “Termination of Participation” and “Change of Election” below.

Proration in Certain Events

The Trust reserves the right to determine, no later than the business day following each Distribution record date, the amount of new equity, if any, that will be made available under the Plan on the Distribution payment date to which such record date relates.

If, in respect of any Distribution payment date, fulfilling the elections of all Participants under the Plan would result in the Trust exceeding the limit on new equity set by the Trust, then elections for the purchase of new Units on that Distribution payment date will be accepted (i) first, from Participants electing to reinvest Distributions under the distribution reinvestment component of the Plan, and (ii) second, from Participants electing to receive the Premium Distribution™ under the premium distribution™ component of the Plan.  If the Trust is not able to accept all elections for a particular component of the Plan, then participation and purchases of Units in that component of the Plan on the applicable Distribution payment date will be prorated among all Participants in that component of the Plan according to the number of their Units participating in the particular component.

If trading of Units on the Toronto Stock Exchange, or the trading thereof by the Plan Broker, is for any reason prohibited for an entire day, or if the premium distribution™ component of the Plan is terminated or suspended for any reason, in any such case during a Pricing Period, then the new Units to be exchanged for the Premium Distribution™ pursuant to the premium distribution™ component of the Plan will be prorated among all Participants who have elected to receive the Premium Distribution™ according to the number of their Units participating in the premium distribution™ component of the Plan.

If the Trust determines not to issue any equity through the Plan on a particular Distribution payment date, or to the extent that the availability of new Units is prorated in accordance with the terms of this Plan, then Participants will receive from the Trust the regular cash Distributions which they would otherwise be entitled to receive on such date and which are not reinvested as a result of such determination or proration.

Price of New Units

The subscription price of new Units purchased on a Distribution payment date under both the distribution reinvestment component and the premium distribution™ component of the Plan will be 95% of the Average Market Price in respect of that Distribution payment date.

Costs

No commissions, service charges or brokerage fees are payable by Participants in connection with the purchase of new Units from treasury under the distribution reinvestment component or the premium distribution™ component of the Plan.  All administrative costs of the Plan will be paid by the Trust.

Beneficial holders of Units who wish to participate in the Plan should consult their broker, investment dealer, financial institution or other nominee who holds their Units to confirm what fees (if any) such nominee may charge to enrol or participate in the Plan on their behalf.

Reports to Participants

An account will be maintained by the Plan Agent for each Participant with respect to purchases of new Units under the Plan for the account of such Participant.  An unaudited statement regarding purchases under the distribution reinvestment component of the Plan will be mailed on a quarterly basis to each Participant who is a registered holder of Units.  These statements are a Participant’s continuing record of purchases of new Units made on behalf of such Participant pursuant to the Plan and should be retained for income tax purposes.  No statements will be provided to Participants in respect of the premium distribution™ component of the Plan.

Unitholders are responsible for calculating and monitoring their own adjusted cost base in Units for Canadian federal income tax purposes, and for calculating and monitoring their own adjusted tax basis in Units for U.S. federal income tax purposes, as certain averaging and other rules may apply and such calculations may depend on the cost of other Units held by a Unitholder and certain other factors.

Beneficial owners of Units who are enrolled in the Plan through a broker, investment dealer, financial institution or other nominee may or may not be provided with such reports or forms from their broker, investment dealer, financial institution or other nominee.

Certificates for Units

New Units purchased and held under the Plan by the Plan Agent will be registered in the name of the Plan Agent, or its nominee, or accounts designated by it, for the account of the Participants.  Certificates for such Units will only be issued to Participants if the Plan is terminated by the Trust, participation in the Plan is terminated by a Participant or by the Trust, or a Participant withdraws its Units from its account.  Certificates will only be issued in the name of the applicable Participant and will be issued within three weeks of the relevant event.

A Participant who is a registered holder of Units may, by duly completing the withdrawal portion of the voucher located on the reverse side of the quarterly statement to be received from the Plan Agent and delivering the voucher to the Plan Agent, and without terminating its participation in the Plan, have a Unit certificate issued in such Participant’s name for any number of whole Units held by the Plan Agent under the Plan for the account of such Participant.  No person shall be entitled to receive a Unit certificate for any fraction of a Unit.  Any Units (including any fraction of a Unit) remaining in a Participant’s account will continue to be held by the Plan Agent under the Plan for the account of such Participant.

Units held by the Plan Agent under the Plan for the account of a Participant may not be sold, pledged or otherwise disposed of by the Participant while so held.  Participants who wish to sell, pledge or otherwise dispose of any Units held by the Plan Agent under the Plan for their account will be required to request that a certificate representing such Units be issued in their name or, if registered in the name of their broker, investment dealer, financial institution or other nominee, in the name of that nominee.

Termination of Participation

A Participant may voluntarily terminate participation in the Plan by duly completing the termination portion of the voucher located on the reverse side of the quarterly statement to be received from the Plan Agent and delivering the voucher to the Plan Agent.  A certificate for the number of whole Units held by the Plan Agent under the Plan for the account of such Participant will be issued to, and in the name of, such Participant, together with a cheque for the value of any remaining fraction of a Unit held for the account of such Participant (based on the Average Market Price for the most recent Distribution payment date prior to the date on which such notice is received by the Plan Agent).  Any fraction of a Unit held for the account of such Participant will be terminated in exchange for such payment.

Participation in the Plan will be terminated automatically following receipt by the Plan Agent of a written notice of the death of a Participant.  A certificate for the number of whole Units held by the Plan Agent under the Plan for the account of such deceased Participant will be issued in the name of such deceased Participant or the deceased Participant’s estate, as applicable, together with a cheque for the value of any remaining fraction of a Unit held for the account of such deceased Participant (based on the Average Market Price for the most recent Distribution payment date prior to the date on which such notice is received by the Plan Agent).  Any fraction of a Unit held for the account of such deceased Participant will be cancelled in exchange for such cash payment.

Certificates issued in respect of Units previously held by the Plan Agent under the Plan will be forwarded to the Participant within three weeks of the date the Plan Agent is notified that the Participant's participation in the Plan has been terminated.

A notice of termination or a notice of a Participant’s death will take effect upon receipt of such notice by the Plan Agent unless such notice is received by the Plan Agent after 5:00 p.m. (Toronto time) on the fifth (5th) business day immediately preceding a Distribution record date and prior to 5:00 p.m. (Toronto time) on the Distribution payment date to which such record date relates.  If a notice of termination, or notice of a Participant’s death, is received by the Plan Agent during such period, then the Participant’s account will not be closed, and participation in the Plan will not be terminated, until after the Distribution payment date to which such record date relates.

Beneficial owners of Units who are enrolled in the Plan through a broker, investment dealer, financial institution or other nominee and who wish to terminate their participation in the Plan must so advise their broker, investment dealer, financial institution or other nominee.

Change of Election

A Participant that is a registered Unitholder may change its election as between the distribution reinvestment component and the premium distribution™ component of the Plan by delivering to the Plan Agent a new Enrollment Form reflecting the new election.  A new election will take effect upon receipt of the new Enrollment Form by the Plan Agent unless such Enrollment Form is received by the Plan Agent after 5:00 p.m. (Toronto time) on the fifth (5th) business day immediately preceding a Distribution record date and prior to 5:00 p.m. (Toronto time) on the Distribution payment date to which such record date relates.  If the new Enrollment Form is received by the Plan Agent from a Participant during such period, then the new election will only take effect after the Distribution payment date to which such record date relates.

Upon a registered Participant so changing its election as between the distribution reinvestment component and the premium distribution™ component of the Plan, the Plan Agent will issue a certificate for the number of whole Units held by the Plan Agent under the Plan for the account of such Participant together with a cheque for the value of any remaining fraction of a Unit held for the account of such Participant (based on the Average Market Price for the most recent Distribution payment date prior to the date on which the new election is received by the Plan Agent).  Any such fraction of a Unit held for the account of such Participant will be cancelled in exchange for such cash payment.

Beneficial owners of Units who are enrolled in the Plan through their broker, investment dealer, financial institution or other nominee and who wish to change their election as between the distribution reinvestment component and the premium distribution™ component of the Plan must so advise their broker, investment dealer, financial institution or other nominee.

Subdivisions

If Units are distributed pursuant to a subdivision of Units, the additional Units received by the Plan Agent in respect of Units held under the Plan for the account of Participants will be credited by the Plan Agent proportionately to the accounts of such Participants.

Unitholder Voting

Whole Units held under the Plan by the Plan Agent for a Participant’s account on the record date for a vote of Unitholders will be voted in accordance with the instructions of the Participant given on a form to be furnished to the Participant.  Units for which voting instructions are not received will not be voted.  No voting rights will attach to any fraction of a Unit held for a Participant’s account under the Plan.

Responsibilities of the Trust and the Plan Agent

None of the Trust, the Plan Agent or the Plan Broker will be liable to any registered or beneficial Unitholder for any act or for any omission to act in connection with the operation of the Plan including, without limitation, any claims or liability:

(a)

arising out of the failure to terminate an individual Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death;

(b)

with respect to the prices and times at which Units are purchased under the Plan for the account of, or on behalf of, a Participant;

(c)

with respect to decisions by the Trust to raise or not issue new equity through the Plan on any given Distribution payment date, or the amount of equity issued (if any);

(d)

with respect to any decision to amend or terminate the Plan in accordance with the terms hereof;

(e)

arising out of any default by the Plan Broker in delivering the Premium Distribution™ to the Plan Agent on any Distribution payment date;

(f)

arising out of a prorating, for any reason, of the amount of equity available under the various components of the Plan in the circumstances described herein or otherwise;

(g)

arising out of any determination made by the Trust or the Plan Agent as to a Unitholder's eligibility to participate in the Plan or any component thereof, including the cancellation of a Unitholder's participation for failure to satisfy the eligibility requirements; or

(h)

for any income taxes or other liabilities payable by any registered or beneficial Unitholder in connection with their direct or indirect participation in the Plan.

Participants and beneficial owners of Units should recognize that none of the Trust, the Plan Agent or the Plan Broker can assure a profit (or payment of the Premium Distribution™) or protect them against a loss on the Units purchased under the Plan.

The Plan Agent retains the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Plan Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist law, regulation or policy or any other law, regulation or policy to which the Plan Agent is now or hereafter becomes subject.

Canadian Federal Income Tax Considerations

The following is a summary only of certain Canadian federal income tax considerations relevant to participation in the Plan for purposes of the Income Tax Act (Canada) (the “Tax Act”).  The information provided is current as of the effective date of the Plan and is provided by and on behalf of the Trust and not the Plan Agent or the Plan Broker.  This summary is not intended to be legal or tax advice to any particular Unitholder and Unitholders are urged to consult their tax advisors as to their particular tax position.

Residents of Canada

The fact that Distributions are reinvested or Premium Distributions™ are received under the terms of the Plan does not relieve Unitholders of any liability for taxes that may be payable on such Distributions.  To the extent that a Distribution from the Trust would be included in the income of Unitholders for the purposes of the Tax Act, such amount will be included in the income of Unitholders who elect to reinvest such amount in new Units under the Plan.

The Canada Revenue Agency (the “CRA”) generally takes the position that the amount, if any, by which the fair market value of any Units acquired pursuant to the distribution reinvestment component or the premium distribution™ component of the Plan on the date of purchase of such Units exceeds the purchase price therefor must be included in the income of the Unitholder.  Unitholders should note that neither the Trust nor the Plan Agent is required to provide, and will not be providing, any notice or report to Unitholders in respect of such income.

Where Units acquired pursuant to the distribution reinvestment component or the premium distribution™ component of the Plan are capital property to the Unitholder, the amount included in the Unitholder’s income in respect of the Unitholder’s election to reinvest Distributions and acquire such Units will be added in computing the cost to the Unitholder of such Units for purposes of determining the adjusted cost base of the Units and the amount of any capital gain or loss realized on the disposition of the Units.  The cost of such Units held as capital property by the Unitholder must be averaged with the cost of all other Units held by the Unitholder as capital property for the purpose of determining the adjusted cost base of all Units held by the Unitholder as capital property pursuant to the averaging provisions of the Tax Act.

Units acquired and sold under the premium distribution™ component of the Plan, in certain circumstances, may be considered to be inventory and not capital property.  Certain Unitholders may make an election under subsection 39(4) of the Tax Act to have every “Canadian security” (as that term is defined in the Tax Act), which includes Units, owned by the Unitholder deemed to be a capital property.

Where Units acquired under the premium distribution™ component of the Plan are inventory to the Unitholder, the amount included in the Unitholder's income in respect of the Unitholder's election to reinvest Distributions and acquire such Units will be added in computing the cost of such Units.  Where such Units are disposed of, the Unitholder generally will be required to include in ordinary income the net profit or net gain from the disposition, which will generally equal 2% of the Distribution received by the Plan Agent on behalf of the Unitholder.

If a Unitholder disposes of Units acquired under the Plan that are capital property (including a disposition of Units acquired pursuant to the premium distribution™ component by a Unitholder who has made an election pursuant to subsection 39(4) of the Tax Act), the Unitholder will recognize a capital gain (or a capital loss) to the extent that the proceeds of disposition exceed (or are less than) the adjusted cost base of the Units held by the Unitholder immediately before the disposition.  As discussed above, the cost of Units acquired pursuant to the premium distribution™ component that are capital property will be averaged with the cost of all other Units held as capital property by such Unitholder in order to determine the adjusted cost base.  One-half of the capital gain (the “taxable capital gain”) must be included in income of the Unitholder for the year in which the disposition occurs and one-half of a capital loss (the “allowable capital loss”) generally may be deducted by the Unitholder against taxable capital gains for the year of disposition, in any of the three preceding years, or in any subsequent year, subject to the detailed provisions of the Tax Act.

Non-Residents of Canada

Where a Unitholder is not a resident of Canada, the amount of the cash distribution payable to the Unitholder that is reinvested in additional Units will be subject to applicable Canadian withholding tax as if the cash distribution had not been reinvested.  Accordingly, where such tax is applicable, amounts to be reinvested in additional Units will be reduced by the amount of the tax withheld.

United States Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations relevant to participation in the distribution reinvestment component of the Plan by a U.S. Holder, as defined below; and is provided by and on behalf of the Trust and not the Plan Agent or the Plan Broker.  This summary does not address the U.S. federal income tax considerations relevant to participation in the premium distribution™ component of the Plan by U.S. Holders and any such holders are urged to consult with their independent tax advisors with respect to the possible U.S. federal income tax consequences to them of participating in the premium distribution™ component of the Plan.

This summary is for general information purposes only and does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder of participation in the distribution reinvestment component of the Plan.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. U.S. Holders should consult their own tax advisors regarding the U.S. federal income, U.S. state and local, and non-U.S. tax consequences of such holder’s participation in the distribution reinvestment component of the Plan.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practices, and judicial decisions, all as of the date hereof.  Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein.  This summary is not binding on the Internal Revenue Service (the “IRS”) or the U.S. courts, and no assurance can be given that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged.

This summary does not address the U.S. federal income tax consequences to certain categories of U.S. Holders subject to special rules, including U.S. Holders that are (a) banks, financial institutions, or insurance companies, (b) regulated investment companies or real estate investment trusts, (c) brokers or dealers in securities or currencies or traders in securities or currencies that elect to apply a mark-to-market accounting method, (d) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts, (e) holders that own Units as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment, (f) holders that acquired Units in connection with the exercise of employee options or otherwise as compensation for services, (g) holders that have a “functional currency” other than the U.S. dollar, (h) holders that are liable for the “alternative minimum tax” under the Code, (i) holders that do not hold Units as capital assets within the meaning of Section 1221 of the Code, (j) holders that own or have owned directly, indirectly, or constructively 5 percent or more, by voting power or value, of the outstanding equity interests of the Trust, or (k) U.S. expatriates.   In addition, this summary does not address any U.S. federal income tax consequences that may be applicable to a U.S. Holder that incurs fees with respect to their broker, investment dealer, financial institution or other nominee in connection with participation in the Plan.

This summary assumes that, for U.S. federal income tax purposes, (a) the Trust is classified as a foreign corporation, (b) the Trust is not a “controlled foreign corporation”, and (c) the Trust is not, and will not become, a passive foreign investment company.  If any of these assumptions are inaccurate, the U.S. federal income tax consequences of a U.S. Holder’s participation in the distribution reinvestment component of the Plan may be materially different from those described herein.  Each U.S. Holder should consult its own tax advisor regarding the potential consequences to such holder if any of these assumptions were determined to be inaccurate.

U.S. Treasury Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, U.S. Holders are hereby notified that: (a) any discussion of U.S. federal tax issues in this document is not intended or written to be relied upon, and cannot be relied upon by U.S. Holders, for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) U.S. Holders should seek advice based on their particular circumstances from an independent tax advisor.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Units that is, for U.S. federal income tax purposes (a) a citizen or an individual resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any political subdivision thereof, including the States and the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust which (i) is subject to the primary jurisdiction of a court within the U.S. and for which one or more U.S.

persons have authority to control all substantial decisions, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) beneficially owns Units, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns Units should consult their own tax advisors as to the U.S. federal income, U.S. state and local, and non-U.S. tax consequences of participation in the distribution reinvestment component of the Plan.

Receipt of Additional Units pursuant to the Distribution Reinvestment Component of the Plan

A U.S. Holder that reinvests distributions with respect to Units in additional Units pursuant to the distribution reinvestment component of the Plan will be treated, for U.S. federal income tax purposes, as having received a distribution in an amount equal to the fair market value, determined as of the distribution payment date, of the Units acquired pursuant to such Plan, plus the amount of any Canadian income tax withheld from the distribution.  The fair market value of the Units on the distribution payment date may be higher or lower than the Average Market Price used to determine the number of Units acquired pursuant to the distribution reinvestment component of the Plan.  The distribution will be includable in a U.S. Holder’s income as a taxable dividend to the extent of the Trust’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes.  Any such dividend paid to a U.S. Holder that is taxable as an individual in tax years beginning before January 1, 2011 generally may qualify for the reduced U.S. federal income tax rates applicable to “qualified dividend income” provided that certain requirements, including certain holding period requirements, are satisfied.  A distribution in excess of the current and accumulated earnings and profits of the Trust will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in such Unit and, thereafter, as gain from the sale or exchange of such Unit.  The amount of any distribution treated as a dividend for U.S. federal income tax purposes will not be eligible for the dividends received deduction generally available to U.S. corporate Unitholders.  Subject to a number of complicated requirements and limitations under the Code, any Canadian tax withheld with respect to distributions on Units may be claimed as a foreign tax credit against the U.S. Holder’s income tax liability or may be claimed as a deduction by such U.S. Holder.  The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

The tax basis of a Unit acquired by a U.S. Holder pursuant to the distribution reinvestment component of the Plan will be equal to the fair market value of such Unit on the dividend payment date and the holding period for such Unit will begin on the day following the dividend payment date.

Disposition of Units

A U.S. Holder generally will recognize a taxable gain or loss when they sell or exchange Units in a transaction that is treated as a sale or exchange for U.S. federal income tax purposes  and, with respect to a fractional Unit, when such holder receives a cash payment for a fractional Unit credited to its account upon termination of participation in the Plan.  The amount of such gain or loss will be the difference between the amount a U.S. Holder receives for his or her Units or fractional Unit and the adjusted tax basis of such Unit or fractional Unit.  Such gain or loss will generally be a capital gain or loss and will be long-term capital gain or loss if the holding period for such Unit (or fractional Unit) exceeds one year.  Such gain or loss will generally be gain or loss from sources within the United States for foreign tax credit limitation purposes.  The deductibility of capital losses is subject to limitations.  A U.S. Holder will not realize any taxable income upon receipt of certificates for whole Units that were credited to such holder’s account pursuant to the Plan.  U.S. Holders should consult their independent tax advisors regarding the consequences to them of receiving Canadian dollars in connection with a disposition of Units.  U.S. Holders should note that the U.S. federal income tax consequences of certain redemption transactions may differ materially from the consequences summarized above.  U.S. Holders should consult with their independent tax advisors regarding the U.S. federal income tax consequences of redeeming their Units.

Information Reporting and Backup Withholding

Distributions on Units are subject to information reporting and may be subject to backup withholding.  Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number, certifies (under penalties of perjury) that such holder is not subject to backup withholding on an IRS Form W-9 and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations.  Information reporting and backup withholding may also apply to the cash proceeds of a sale or other taxable disposition of Units.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. Holder’s federal income tax liability, provided the required information is furnished to the IRS.

Amendment or Termination of the Plan

The Trust reserves the right to amend or terminate the Plan at any time, but such action shall have no retroactive effect that would prejudice the interests of Unitholders.  In the event that the Trust amends the Plan, no written notice of any such amendment will be sent to Participants unless the interests of Participants are, in the opinion of the Trust, materially prejudiced as a result of such amendment.  Generally, no notice will be given to Participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions.  Where required, amendments to the Plan will be subject to the prior approval of the Toronto Stock Exchange.

In the event that the Trust terminates the Plan, all Participants will be sent written notice of such termination and the Plan Agent will send to each Participant a certificate for whole Units held for the Participant’s accounts under the Plan and a cheque for the value of any remaining fraction of a Unit in such Participant’s account (based on the Average Market Price for the most recent Distribution payment date prior to the date on which the Plan is terminated).  Any fraction of a Unit held for the account of such Participant will be cancelled in exchange for such cash payment.  In the event that the Trust terminates the Plan, no investment will be made by the Plan Agent on the Distribution payment date immediately following the effective date of such termination, and any Distributions paid after the effective date of such termination that would, but for the termination, be reinvested under the Plan, will be remitted to Participants in the ordinary manner.

Interpretation

Any issues of interpretation arising in connection with the Plan or its application shall be conclusively determined by the Trust.

Governing Law

The Plan shall be governed by, and administered and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Notices

All notices or other documents required to be given to Participants under the Plan, including certificates for Units and cheques, shall be mailed to Participants: (i) who are registered holders of Units at their addresses as shown in the register of Unitholders maintained by the registrar and transfer agent of the Trust; or (ii) that are CDS Participants or DTC Participants at their addresses as shown in the accounts or other records maintained by the Plan Agent in respect of CDS Participants and DTC Participants, respectively.

Notices to the Plan Agent shall be sent to:

Computershare Trust Company of Canada
100 University Avenue, 9th Floor
Toronto, Ontario  M5J 2Y1

Attention:

Reinvestment Department
Toll-Free Tel:

1-800-340-4905

Notices to Fording Canadian Coal Trust shall be sent to:

Fording Canadian Coal Trust

1000, 205 - 9th Avenue S.E.

Calgary, Alberta  T2G 0R3

Attention:

Corporate Secretary
Tel:

(403) 260-9800
Fax:

(403) 260-5221

Effective Date

The effective date of the Plan is March 1, 2007.

DESCRIPTION OF UNITS

Each unit represents an equal, fractional, undivided beneficial interest in any distributions from the Trust and in any net assets of the Trust in the event of termination or winding-up of the Trust. All units are of the same class with equal rights and privileges. Each unit is transferable, entitles the holder thereof to participate equally in distributions, including the distributions of net income and net realized capital gains of the Trust and distributions on liquidation, is fully paid and entitles the holder thereof to one vote at each meeting of unitholders. Units are currently represented by certificates but our Trustees have authority to implement a book-based system if such a transition is feasible.

The units do not represent a traditional investment and should not be viewed by investors as “shares” in the Trust or any of its subsidiaries or investments. As holders of units in the Trust, the unitholders will not have the statutory rights normally associated with ownership of shares of a corporation including, for example, the right to bring “oppression” or “derivative” actions.

The units are not “deposits” within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that act or any other legislation. The Trust is not a trust company and is not registered under applicable legislation governing trust companies as it does not carry on, or intend to carry on, the business of a trust company.

The units are listed and posted for trading on the TSX under the symbol “FDG.UN” and on the NYSE under the symbol “FDG”. The following table sets forth the price range and trading volume of the units (adjusted to give effect to the consolidation of the units on a three-to-one basis on September 13, 2005) as reported by the Toronto Stock Exchange and the New York Stock Exchange for the periods indicated:

		Toronto Stock Exchange (in Cdn$)		New York Stock Exchange (in USS)
		High	Low	High	Low
2002	Full Year	N/A	N/A	7.20	4.57
2003	Full Year	49.93	23.16	12.93	5.52
2004	Full Year	94.50	41	26	10.22
2005	First Quarter	131.67	86.1	35.66	23.50
	Second Quarter	123.90	94.17	33.58	24.77
	Third Quarter	147.14	46.63	45.15	30.67
	Fourth Quarter	51.81	37.18	44.25	31.56
	Full Year	147.14	37.18	45.15	23.50
2006	First Quarter	49.93	40.20	43.17	34.58
	Second Quarter	45.09	32.50	39.63	29.57
	Third Quarter	35.88	27.24	31.90	24.30
	Fourth Quarter	29.65	21.50	26.53	18.90
	September	33.81	27.24	30.32	24.30
	October	29.65	25.83	26.53	23.20
	November	27.19	21.50	24	18.90
	December	28.25	23.31	24.49	20.32
	Full Year	49.93	21.50	43.17	18.90
2007	January	26.78	22.85	22.75	19.42
	February	29.50	25.98	25.20	22.21
	March 1-9	27.11	26.08	24.91	20.99

EXPENSES

The expenses in connection with the issuance and distribution of the units being offered are as follows:

Securities and Exchange Commission registration fee ……………………	U.S. $ 6,738.65
Legal fees and expenses…………………………………………………...	$ 50,000*
Blue sky fees and expenses………………………………………………..	$ 0.00
Stock exchange listing fees………………………………………………..	$ 48,000
Printing fees……………………………………………………………….	$ 0.00

Total……………………………………………………………………….	U.S. $ 104,738.65

*Estimated

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Trust pursuant to the applicable provisions of our declaration of trust, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

The validity of the units being offered by this prospectus will be passed upon by Osler, Hoskin & Harcourt LLP, Calgary, Alberta. Osler, Hoskin & Harcourt LLP, Calgary, Alberta and New York, New York has also reviewed the statements made herein as to matters of Canadian and U.S. tax law.

EXPERTS

Our consolidated financial statements incorporated in this registration statement by reference to our Annual Report on Form 40-F for the fiscal year ended December 31, 2006 have been audited by PricewaterhouseCoopers, independent auditors, as stated in their report, which is incorporated by reference into this prospectus, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification Of Directors And Officers

The Trust was created on February 26, 2003. Pursuant to its declaration of trust (the “Declaration”), any current or former Trustee shall be indemnified by the Trust against all liabilities, damages, losses, debts and claims whatsoever, including costs, charges and expenses in connection therewith, sustained, incurred, brought, commenced or prosecuted against such Trustee for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties while acting in the capacity of Trustee and all other liabilities, damages, losses, debts, claims, costs, charges and expenses which such Trustee sustains or incurs in relation to the affairs of the Trust. However, the Trust is not obliged to indemnify such Trustee unless the Trustee (a) acted honestly and in good faith with a view to the best interests of the Trust and the unitholders of the Trust and, (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing his or her conduct was lawful.

In addition, the Trust may advance moneys to a current or former Trustee for the costs, charges and expenses of a proceeding referred to in the preceding paragraph, provided that the current or former Trustee shall repay such moneys if such current or former Trustee does not fulfil the conditions set forth in subclauses (a) and (b) in the preceding paragraph.

In addition, the Declaration permits the Trust, to the extent permitted by law, to indemnify, or to enter into agreements with respect to the indemnification of, any person with whom the Trust has dealings to such extent as the Trustees shall determine. The Trust may also arrange for insurance contracts and policies insuring any or all of the Trustees, officers, employees or agents of the Trust, in their capacity as such, including against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted to be taken by the Trust or by the Trustees, officers, employees or agents of the Trust.

The Trust has entered into indemnification agreements with certain Trustees and officers of the Trust (each a “Trust Indemnified Individual”) which became effective August 24, 2005 or in certain instances, on a later date.

The indemnification agreements provide that the Trust and a wholly-owned subsidiary of the Trust (“Fording ULC”) will jointly and severally indemnify a Trust Indemnified Individual, to the fullest extent permitted by law, from and against any and all costs, charges, expenses, fees (including legal or other professional fees), damages, amounts paid to settle any claim or satisfy any judgment, fines, penalties or liabilities, without limitation and whether incurred alone or jointly with others, including any amounts which the individual may suffer, sustain, incur or be required to pay arising out of or incurred in respect of any claim, howsoever arising and whether arising in law, equity or under any statute, regulation or governmental ordinance of any jurisdiction, or any act, deed, matter or thing done, made, permitted or omitted by the individual arising out of, in connection with or incidental to the affairs of the Trust or certain subsidiaries thereof or the exercise by the individual of his or her powers or the performance of his or her duties as a Trustee, director or officer of the Trust or its subsidiaries (including the exercise or performance of any powers or duties associated with an analogous office), as the case may be, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Trust and its Unitholders, or to the best interests of certain subsidiaries thereof, as the case may be, and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing his or her conduct was lawful. Fording ULC has entered into similar agreements with its directors and officers.

Upon a Trust Indemnified Individual becoming directly or indirectly a party to any action, proceeding or inquiry of any nature referred to in the preceding paragraph, the Trust and Fording ULC shall, at the request of the Trust Indemnified Individual, advance to the Trust Indemnified Individual on an interest free basis sufficient funds to pay to or on behalf of the Trust Indemnified Individual any costs, charges and expenses reasonably incurred by the Trust Indemnified Individual in investigating, defending, appealing, preparing for, providing evidence in or instructing or receiving the advice of his or her counsel or other professional advisors in regard to any claim. If the outcome of such action, proceeding or inquiry establishes that the conditions set out in (i) and (ii) above were not satisfied or that the Trust Indemnified Individual was not entitled to be fully indemnified, the Trust Indemnified Individual must repay all amounts of the loan for which there was no entitlement to indemnification.

The Trust and Fording ULC shall also indemnify a Trust Indemnified Individual or, upon his or her request, advance moneys, in respect of an action by or on behalf of the Trust or certain subsidiaries thereof to procure a judgment in favor of such entity, to which the individual is made a party because of the association of the individual with such entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, provided the individual satisfies the conditions set out in (i) and (ii) above and further provided that Fording ULC’s obligation to so indemnify shall be contingent on approval of the applicable court and in this regard, Fording ULC shall promptly make application for such approval, at their own expense, if necessary to give affect to such indemnification.

A Trust Indemnified Individual is also entitled to indemnity from the Trust and Fording ULC in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Trust or certain subsidiaries thereof, as the case may be, if the individual seeking indemnity (x) in the case of Fording ULC’s obligation to provide such indemnification, was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (y) fulfils the conditions set out in (i) and (ii) above.

Pursuant to the terms of the applicable indemnification agreements, the Trust and Fording ULC have agreed to purchase and maintain, or cause to be purchased and maintained, while the Trust Indemnified Individuals remain in office and for six years thereafter, errors and omissions insurance for the benefit of the Trust Indemnified Individuals. The Trust has obtained and will maintain insurance for the benefit of Trust Indemnified Individuals against liability incurred by them in their capacity as Trustees, directors and officers effective August 24, 2005.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9.    Exhibits

The following exhibits have been filed as part of this registration statement:

4.1	Amended and Restated Declaration of Trust dated August 24, 2005
4.2	Supplemental Declaration Amendment Amending Agreement to the Amended and Restated Declaration of Trust dated August 24, 2005
4.3	Amending Agreement to the Amended and Restated Declaration of Trust made as of March 1, 2007
4.4

Unitholder Rights Plan Agreement dated as of February 28, 2003, and as amended and restated as of May 2, 2006 between Fording Canadian Coal Trust and Computershare Trust Company of Canada, as Rights Agent

5.1	Opinion of Osler, Hoskin & Harcourt LLP as to the legality of the securities being registered and regarding Canadian tax matters
8.1	Opinion of Osler, Hoskin & Harcourt LLP regarding U.S. tax matters
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 5.1 and Exhibit 8.1)
24	Powers of Attorney (included on the signature pages of this registration statement)

Item 10.   Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the  information set forth in this registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth above in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effect amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on the 14th day of March, 2007.

FORDING CANADIAN COAL TRUST, by its authorized signatories for and on behalf of its trustees
By:	/s/ R. James Brown
Name: R. James Brown
Title: Vice President and Chief Financial Officer
By:	/s/ James F. Jones
Name: James F. Jones
Title: Vice President Human Resources and Legal

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Boyd Payne and R. James Brown as his or her attorney-in-fact with full power of substitution and resubstitution, severally, to execute in the name and on behalf of each such person, in any and all capacities, one or more amendments (including post-effective amendments) to this registration statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this registration statement, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael A. Grandin
Michael A. Grandin	Chairman, Chief Executive Officer and Trustee	March 6, 2007
/s/ Boyd Payne
Boyd Payne	President	March 7, 2007
/s/ R. James Brown
R. James Brown	Vice President, Chief Financial Officer	March 6, 2007
/s/ Mark D. Gow
Mark D. Gow	Controller	March 7, 2007

/s/ Harry G. Schaefer
Harry G. Schaefer	Trustee	March 7, 2007
/s/ Michael S. Parrett
Michael S. Parrett	Trustee	March 8, 2007
/s/Peter Valentine
Peter Valentine	Trustee	March 7, 2007

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative certifies that it is the duly authorized United States representative of Fording Canadian Coal Trust and has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Fording Canadian Coal Trust in the United States, in the City of  Willsboro, State of New York, on this 14th day of March, 2007.

NYCO MINERALS, INC. (Authorized Representative)
By:	/s/ Brad Johnston
Name: Brad Johnston
Title: Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Declaration of Trust dated August 24, 2005
4.2	Supplemental Declaration Amendment Amending Agreement to the Amended and Restated Declaration of Trust dated August 24, 2005
4.3	Amending Agreement to the Amended and Restated Declaration of Trust made as of March 1, 2007
4.4

Unitholder Rights Plan Agreement dated as of February 28, 2003, and as amended and restated as of May 2, 2006 between Fording Canadian Coal Trust and Computershare Trust Company of Canada, as Rights Agent

5.1	Opinion of Osler, Hoskin & Harcourt LLP as to the legality of the securities being registered and regarding Canadian tax matters
8.1	Opinion of Osler, Hoskin & Harcourt LLP regarding U.S. tax matters
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Osler, Hoskin & Harcourt LLP (contained in Exhibit 5.1 and Exhibit 8.1)
24	Powers of Attorney (included on the signature pages of this registration statement)